UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

Oro East Mining, Inc.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53136
(Commission File Number)

26-2012582
 (IRS Employer Identification No.)

7817 Oakport Street, Suite 205
Oakland, California 94621
 (Address of principal executive offices)(Zip Code)

(510) 638-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

Amendments to Certificate of Incorporation

On May 27, 2014 the board of directors the majority of voting power held by the stockholders of the Oro East Mining, Inc., a Delaware corporation (the “Company”), approved an amendment to the Company’s Certificate of Incorporation (i) increasing the number of authorized shares of common stock from 100,000,000 to 2,000,000,000, and (ii) effecting a twenty-for-one (20:1) forward split of the Company’s issued and outstanding shares of common stock.  The forward split became effective with the Financial Industry Regulatory Authority as of the opening of business on June 12, 2014.  As a result of the forward stock split, each share of the Company’s common stock issued and outstanding at the close of business on June 12, 2014 was split into 20 shares of the Company’s common stock.

The board of directors believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the Company’s future needs. The unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.  The Company has no present (i) plans or commitments for the issuance or use of the additional shares of common stock in connection with any financing, or (ii) plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional authorized shares of common stock in connection with a merger or acquisition.

Common Stock

The increase the number of authorized shares of common stock from 100,000,000 to 2,000,000,000 is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Certificate of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement. However, the Company’s stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or the board of directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management.  The Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Company’s common stock.  The Company has no present intention to use the increased number of authorized common stock for anti-takeover purposes.

Item 5.03 Amendment to Certificate of Incorporation or Bylaws; Change in Fiscal Year

On May 27, 2014, the board of directors the majority of voting power held by the stockholders of the Company approved an amendment to the Company’s Certificate of Incorporation (i) increasing the number of authorized shares of common stock from 100,000,000 to 2,000,000,000, and (ii) effecting a twenty-for-one (20:1) forward split of the Company’s issued and outstanding shares of common stock.  The forward split was effective with the Financial Industry Regulatory Authority as of the opening of business on June 12, 2014.  A description of the forgoing amendments to the Company’s Certificate of Incorporation is contained in Item 3.03 of this Current Report on Form 8-K, which description is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

3.1	Certificate of Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oro East Mining, Inc. (Registrant)

Date: June 17, 2014	By:	/s/ Tian Qing Chen
Name: Tian Qing Chen
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Amendment to Certificate of Incorporation